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Exhibit 5.2

Ref.: 4235.19161

May 09, 2014

Bellatrix Exploration Ltd.
Suite No. 1920, 800 – 5 Avenue SW
Calgary, Alberta

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We refer to our report dated March 4, 2014 and effective as of December 31, 2013, evaluating the crude oil, natural gas and natural gas liquids reserves and the net present value of future net revenue attributable to certain of the oil and natural gas assets of Bellatrix Exploration Ltd. ("Bellatrix") effective as at December 31, 2013 (the "Report") as referenced in the Bellatrix 2013 AIF document.

We hereby consent to the use and reference to our name and the Report, and the information derived from the Report, as described or incorporated by reference in: the Registration Statement on Form F-10 (File No. 333-195668) of Bellatrix, filed or to be filed with the United States Securities and Exchange Commission.

Sincerely,
SPROULE ASSOCIATES LIMITED
Original Signed by Geoff Beatson
Geoff Beatson, P.Eng., C.A.M. Sr. Engineering Advisor and Partner

Enclosure(s)
GWB:ssr
 P:\Bellatrix 19161 YE 2013\1Project Management\Public Reporting & Audits\AIF & Reserves\GWB 03 12 2014.docx

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  Exhibit 5.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS